Exhibit 10.3

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into as of     , 2022, by and between TPB Acquisition Corporation I, an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), Lavoro Limited, an exempted company incorporated with limited liability in the Cayman Islands (“New PubCo”), and the undersigned (the “Subscriber” or “you”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Business Combination Agreement (as defined below).

WHEREAS, the Company, New PubCo, Lavoro Merger Sub I Limited, an exempted company incorporated with limited liability in the Cayman Islands and a direct, wholly owned subsidiary of New PubCo, Lavoro Merger Sub II Limited, an exempted company incorporated with limited liability in the Cayman Islands and a direct, wholly owned subsidiary of New PubCo, Lavoro Merger Sub III Limited, an exempted company incorporated with limited liability in the Cayman Islands and a direct, wholly owned subsidiary of New PubCo, and Lavoro Agro Limited, an exempted company incorporated with limited liability in the Cayman Islands (“Lavoro”), will, concurrently with the execution of this Subscription Agreement, enter into that certain Business Combination Agreement (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, among other things, (i) at the First Effective Time, Lavoro Merger Sub I Limited will be merged with and into the Company, with the Company continuing as the surviving company (the “SPAC Merger 1”), (ii) at the Second Effective Time, the Company will be merged with and into Lavoro Merger Sub II Limited, with Lavoro Merger Sub II Limited continuing as the surviving company, and (iii) at the Third Effective Time, Lavoro Merger Sub III Limited will be merged with and into Lavoro, with Lavoro continuing as the surviving company (the “Lavoro Merger” and, together with the other transactions contemplated by the Business Combination Agreement and this Subscription Agreement, the “Transactions”);

WHEREAS, in connection with and immediately upon completion of the SPAC Merger 1, each outstanding SPAC Class A Ordinary Share will be exchanged for one New PubCo Class A Ordinary Share and each outstanding SPAC Class B Ordinary Share will be exchanged for one New PubCo Class B Ordinary Share;

WHEREAS (a) on the day prior to the Closing Date of the Business Combination Agreement and immediately following the Second Effective Time, New PubCo will redeem and cancel the shares of New PubCo held by the Incorporator, and (b) on the Closing Date of the Business Combination Agreement and prior to the Third Merger, upon the effectiveness of the New PubCo Second A&R Charter pursuant to this Agreement, each New PubCo Class B Ordinary Share will be converted into one New PubCo Class A Ordinary Share;

WHEREAS, in connection with the Transactions, the Company is seeking commitments from other interested investors to purchase, on the day before the Closing Date of the Business Combination Agreement and effective prior to the First Effective Time, its Class A Ordinary Shares in a private placement (the “Shares”);

WHEREAS, in connection with the Transactions, the Subscriber desires to subscribe for and purchase from the Company a number of Shares set forth on the signature page hereto, for a purchase price of $10.00 per share, and the Company desires to issue and sell to the Subscriber the Shares in consideration of the payment of the aggregate applicable purchase price set forth on the Subscriber’s signature page hereto (the “Applicable Purchase Price”) by or on behalf of the Subscriber to the Company prior to the Closing (as defined below) in accordance with Section 3.1 herein, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.              Subscription. Subject to the terms and conditions hereof, immediately prior to the First Effective Time , the Subscriber hereby agrees to irrevocably subscribe for and purchase from the Company, and the Company hereby agrees to issue and sell to the Subscriber, upon the prior payment by the Subscriber of the Applicable Purchase Price in accordance with the terms herein, the Shares (such subscription and issuance, the “Subscription”). Notwithstanding anything herein to the contrary, the consummation of the Subscription shall be completed immediately prior to the First Merger Effective Time.

2.              Representations, Warranties and Agreements.

2.1            The Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to the Subscriber, the Subscriber hereby represents and warrants to the Company and New PubCo and acknowledges and agrees with the Company and New PubCo as of the date hereof and as of the Closing Date as follows:

2.1.1            The Subscriber has been duly formed or incorporated and is validly existing in good standing (or the equivalent thereof with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2            This Subscription Agreement has been duly authorized, validly executed and delivered by the Subscriber. The signature on this Subscription Agreement is genuine, and the Subscriber has legal competence and capacity to execute the same. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Company and New PubCo, this Subscription Agreement is the valid and binding obligation of Subscriber, and is enforceable against the Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity (the “Enforceability Exceptions”).

2.1.3            The execution, delivery and performance by the Subscriber of this Subscription Agreement is within the powers of the Subscriber and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Subscriber or, as applicable, any of its subsidiaries is a party or by which the Subscriber or, as applicable, any of its subsidiaries is bound or to which any of the property or assets of the Subscriber or, as applicable, any of its subsidiaries is subject, which would reasonably be expected to materially affect the ability or legal authority of the Subscriber to enter into, timely perform and comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Subscriber or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to materially affect the ability or legal authority of the Subscriber to enter into, timely perform and comply in all material respects with this Subscription Agreement.

2.1.4            The Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7)  under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined above) and the Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account for investment purposes only and not with a view to any distribution of the Subscribed Shares in any manner that would violate the securities laws of the United States or any other applicable jurisdiction, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Subscriber has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. The Subscriber is not an entity formed for the specific purpose of acquiring the Shares. The Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or Shares and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. The Subscriber understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(A), (C) or (J) and the institutional customer exemption under FINRA Rule 2111(b).

2.1.5            Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act or any other securities laws of the United States or any other jurisdiction and that neither New PubCo or any other person is required to register the Shares except as set forth in Section 4. Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to New PubCo or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act (“Rule 144”), provided that all of the applicable conditions thereof (including those set out in Rule 144(i) which are applicable to New PubCo) have been met or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each case, in accordance with any applicable securities laws of the states and other jurisdictions of the United States and other applicable jurisdictions, and that the Shares shall be subject to a legend to such effect (provided that such legends will be eligible for removal upon compliance with the relevant resale provisions of Rule 144). Subscriber acknowledges that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Shares will be subject to the foregoing restrictions and, as a result, Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber understands that it has been advised to consult independent legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares. Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that the Shares are a suitable investment for Subscriber, notwithstanding the substantial risks inherent in investing in or holding the Shares.

2.1.6            The Subscriber understands and agrees that the Subscriber is purchasing the Shares directly from the Company. The Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to the Subscriber by the Company or any of its respective affiliates, control persons, officers, directors, employees, agents or representatives, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in this Subscription Agreement.

2.1.7            As of the date of this Subscription Agreement, the Subscriber represents and warrants that (i) it is not a Benefit Plan Investor as contemplated by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and (ii) its acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable other federal, state, local, non-U.S. laws or regulations that are similar to such provisions of ERISA and the Code.

2.1.8            In making its decision to purchase the Shares, the Subscriber represents that it has relied solely upon its own independent investigation. The Subscriber acknowledges and agrees that the Subscriber has received and has had an adequate opportunity to review such financial and other information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Subscriber’s investment in the Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed the documents provided to the Subscriber by the Company. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Subscriber and the Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. The Subscriber acknowledges that the information provided to the Subscriber is preliminary and subject to change, and that any changes to such information, including, without limitation, any changes based on updated information or changes in terms of the Transactions, shall in no way affect the Subscriber’s obligation to purchase the Shares hereunder. The Subscriber acknowledges that (i) the Company, New PubCo, Lavoro and the Placement Agent (as defined below) currently may have, and later may come into possession of, information regarding the Company or Lavoro that is not known to it and that may be material to a decision to enter into this transaction to purchase the Shares (“Excluded Information”), and (ii) the Subscriber has determined to enter into this transaction to purchase the Shares notwithstanding its lack of knowledge of the Excluded Information.

2.1.9            The Subscriber became aware of this offering of the Shares either solely from the Company or Lavoro as a result of a pre-existing, substantive relationship with the Company, and the Shares were offered to the Subscriber solely by direct contact between the Subscriber , the Company or Lavoro. The Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means, including by means of general solicitation. The Subscriber acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Subscriber acknowledges that (i) it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person or entity (including, without limitation, the Company, New PubCo or Lavoro), except for the representations and warranties of the Company and New PubCo expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Company. The Subscriber agrees that the Company and Lavoro, their respective affiliates or any of their respective control persons, officers, directors or employees, shall not be liable to the Subscriber for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Subscriber’s purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind provided to the Subscriber concerning the Company or Lavoro, this Subscription Agreement or the transactions contemplated hereby.

2.1.10          The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision. Accordingly, Subscriber acknowledges that Subscriber shall be responsible for any of Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither the Company, New PubCo nor Lavoro has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by this Subscription Agreement.

2.1.11          Alone, or together with any professional advisor(s), the Subscriber represents and acknowledges that the Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Company. The Subscriber acknowledges specifically that a possibility of total loss exists.

2.1.12          The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.

2.1.13          The Subscriber represents and warrants that neither the Subscriber nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is: (i) a person, government, or governmental entity that is the target of economic or financial sanctions, or trade embargoes imposed, administered, or enforced by the U.S. government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State), the United Nations, the European Union or any individual European Union member state, the United Kingdom, or other governmental authority (collectively, “Sanctions”), to the extent applicable, including (A) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by OFAC or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC Lists”), or a person or entity designated by any OFAC sanctions program, (B) a person listed on any list of sanctioned persons maintained by the United Nations, the European Union or any individual European Union member state, the United Kingdom, or other governmental authority, to the extent applicable, or (C) any person directly or indirectly 50% or more owned or otherwise controlled by, or acting on behalf of, any person or persons described in the foregoing clauses (A) and (B); (ii) a person organized, incorporated, established, located, or resident in, or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called People’s Republics of Luhansk and Donetsk, or any other country or territory embargoed or subject to comprehensive Sanctions; (iii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (iv) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each of (i), (ii), (iii) and (iv), a “Prohibited Investor”). The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Subscriber is permitted to do so under applicable law. The Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Subscriber also represents that, to the extent required by applicable law or regulation, it maintains policies and procedures reasonably designed to ensure compliance with applicable Sanctions and that for the past five years, Subscriber has been in compliance with applicable Sanctions. Subscriber further represents that for the past five years, Subscriber has not (1) received written or other notice of any actual, alleged or apparent violation of applicable Sanctions or the BSA/PATRIOT Act, as applicable, (2) been a party to or the subject of any pending (or to Subscriber’s knowledge, threatened) civil, criminal or administrative actions, suits, demands, investigations, proceedings, settlements or enforcement actions by or before any governmental authority relating to any actual, alleged or apparent violations of applicable Sanctions or the BSA/PATRIOT Act, as applicable, or (3) made any voluntary disclosure to any governmental authority with respect to any actual, alleged or apparent violation of applicable Sanctions of the BSA/PATRIOT Act, as applicable.

2.1.14          At the time of funding the Applicable Purchase Price prior to the Closing, the Subscriber will have sufficient funds to pay the Applicable Purchase Price pursuant to Section 3.1.

2.1.15          To the extent the Subscriber is one of the covered persons identified in Rule 506(d)(1), the Subscriber represents that no disqualifying event described in Rule 506(d)(1)(i-viii) of the Securities Act (a “Disqualification Event”) is applicable to the Subscriber or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Subscriber hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Subscriber or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 2.1.15, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of the Subscriber’s securities for purposes of Rule 506(d) of the Securities Act.

2.1.16          Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision) acting for the purpose of acquiring, holding or disposing of equity securities of the Company or New PubCo, as applicable (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

2.1.17          Subscriber is not a foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) and that will acquire a substantial interest in the Company or New PubCo, as applicable, as a result of the purchase and sale of Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company or New PubCo, as applicable, from and after the Closing as a result of the purchase and sale of the Shares hereunder.

2.1.18          The Subscriber agrees that, from the date of this Subscription Agreement until the Closing or the earlier termination of this Subscription Agreement, none of the Subscriber, its controlled affiliates, or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates or pursuant to any understanding with the Subscriber or any of its controlled affiliates will engage in any Short Sales with respect to securities of the Company or New PubCo prior to the Closing. For the purposes hereof, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), including through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, nothing herein shall prohibit other entities under common management with the Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in this transaction (including the Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales.

2.1.19          The Subscriber acknowledges and is aware that, and waives any conflicts of interest with respect to the fact that the Placement Agent is acting as the Company’s placement agent.

2.1.20          Subscriber acknowledges that it is aware that in connection with, and immediately upon completion of, the SPAC Merger 1, each outstanding Share will be automatically exchanged for one Class A Ordinary Share of New PubCo pursuant to which Subscriber will cease to be a shareholder of the Company and only be a shareholder of New PubCo. Subscriber understands and acknowledges that such conversion will be effected as part of the Transactions without any further consent, vote or approvals from Subscriber, and to the extent Subscriber may have any such rights under Cayman law or otherwise, Subscriber effectively forfeits such rights hereby.

2.2           Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Shares, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as of the date hereof and as of the Closing Date as follows:

2.2.1            The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.2.2            As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Subscriber against full payment for the Shares, in accordance with the terms of this Subscription Agreement and registered with the Company’s transfer agent, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights under the Company’s constitutive agreements (as in effect at such time of issuance) or the laws of the Cayman Islands and will be free and clear of any liens or other restrictions (other than (i) transfer restrictions hereunder and under other agreements entered into between the Company and the Subscriber, (ii) transfer restrictions under federal and state securities laws and (iii) liens, claims, or encumbrances imposed due to the actions of the Subscriber).

2.2.3            This Subscription Agreement has been duly authorized, validly executed and delivered by the Company and is the valid and binding obligation of the Company, is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by the Enforceability Exceptions.

2.2.4            Assuming the accuracy of the Subscriber’s representations and warranties in Section 2.1, the execution, delivery and performance of this Subscription Agreement (including compliance by the Company with all of the provisions hereof), issuance and sale of the Shares and the consummation of the certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company (a “Company Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Company Material Adverse Effect or materially affect the validity of the Shares or the legal authority or ability of the Company to consummate the issuance and sale of the Shares or to comply in all material respects with this Subscription Agreement.

2.2.5            Neither the Company, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares.

2.2.6            Neither the Company nor any person acting on its behalf has conducted or will conduct any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of any of the Shares.

2.2.7            As of the date of this Subscription Agreement and as of immediately prior to the Transactions, the authorized share capital of the Company consists of 5,000,000 SPAC Preferred Shares, 500,000,000 SPAC Class A Ordinary Shares, and 50,000,000 SPAC Class B Ordinary Shares. All issued and outstanding ordinary shares of the Company have been duly authorized and validly issued, and upon receipt of the Applicable Purchase Price for the Shares, as fully paid, non-assessable and are not subject to preemptive or similar rights, except as set forth in the Business Combination Agreement. Except as set forth above and pursuant to the other Subscription Agreements, the Business Combination Agreement, any other transaction agreement executed or to be executed in connection therewith or as may occur as a result of the transactions contemplated hereby and thereby, there are no outstanding, and between the date hereof and the Closing, the Company will not issue, sell or cause to be outstanding any (a) shares, equity interests or voting securities of the Company, (b) securities of the Company convertible into or exchangeable for shares or other equity interests or voting securities of the Company, (c) options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether or not contingent, of the Company to subscribe for, purchase or acquire from any individual, entity or other person, and no obligation of the Company to issue, any ordinary shares of the Company, or any other equity interests or voting securities in the Company or any securities convertible into or exchangeable or exercisable for such shares or other equity interests or voting securities, (d) equity equivalents or other similar rights of or with respect to the Company, or (e) obligations of the Company to repurchase, redeem, or otherwise acquire any of the foregoing securities, shares, options, equity equivalents, interests or rights. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than as contemplated by the Business Combination Agreement, or any other transaction agreement executed or to be executed in connection therewith or as may occur as a result of the transactions contemplated hereby and thereby. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that have not been waived or annulled that will be triggered by the issuance of (i) the Shares or (ii) the shares to be issued pursuant to any Other Subscription Agreement that have not been or will not be validly waived on or prior to the closing of the Transactions.

2.2.8            Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 2.1, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Subscriber in the manner contemplated by this Subscription Agreement.

2.2.9            The Company has provided the Subscriber an opportunity to ask questions regarding the Company and made available to the Subscriber all the information reasonably available to the Company that the Subscriber has requested for deciding whether to acquire the Shares.

2.2.10          No Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) of the Securities Act is applicable. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 of the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1) of the Securities Act.

2.2.11          Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, there is no (i) suit, claim, action, or proceeding before any governmental authority or arbitrator pending or, to the Company’s knowledge, threatened, or (ii) unsatisfied judgment or any open injunction of any governmental authority or arbitrator outstanding against the Company.

2.2.12          The Company is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, the Company has not received any written communication from a governmental entity, exchange or self-regulatory organization that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

2.2.13          The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings with the United States Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state securities laws, (iii) those required by the Nasdaq Stock Market LLC (“Nasdaq”), (iv) filings required to consummate the Transactions as provided under the Business Combination Agreement, and (v) filings, the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

2.2.14          There are no pending or, to the knowledge of the Company, threatened, actions, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to enter into and perform its obligations under this Subscription Agreement. As of the date hereof, there is no unsatisfied judgment or any open injunction binding upon the Company which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to enter into and perform its obligations under this Subscription Agreement.

2.2.15          The Company is not, and immediately after receipt of payment for the Shares will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

2.2.16          The Company made available to Subscriber (including via the Commission’s EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Company with the Commission prior to the date of this Subscription Agreement (the “SEC Documents”), which SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder and applicable to the SEC Documents. As of their respective dates, all SEC Documents required to be filed by the Company with the Commission prior to the date hereof complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents filed under the Exchange Act, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no such representation or warranty with respect to the registration statement on Form F-4 to be filed by the Company with respect to the Transactions or any other information relating to Lavoro or any of its affiliates included in any SEC Document or filed as an exhibit thereto. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its inception and through the date hereof. There are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.

2.3            New PubCo’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Subscribed Shares, New PubCo hereby represents and warrants to Subscriber and agrees with Subscriber, as of the date hereof and as of the Closing Date, as follows:

2.3.1            New PubCo has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands, with all requisite power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.3.2            Assuming the accuracy of the Subscriber’s representations in Section 2.1 hereof and the Company’s representations in Section 2.2, the execution, delivery and performance of this Subscription Agreement by New PubCo will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of New PubCo pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which New PubCo is a party or by which New PubCo is bound or to which any of the property or assets of New PubCo is subject, which would reasonably be expected to have a material adverse effect on New PubCo’s ability to perform its obligations pursuant to this Subscription Agreement (a “New PubCo Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of New PubCo or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over New PubCo or any of its properties that would reasonably be expected to have a New PubCo Material Adverse Effect.

2.3.3            Neither New PubCo, nor any person acting on its behalf has conducted any general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the Subscribed Shares and neither New PubCo, nor any person acting on its behalf has offered any of the Subscribed Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.3.4            As of the date of this Subscription Agreement and as of immediately prior to the Transactions, the authorized share capital of New PubCo consists of 50,000 shares, $1.00 par value each. Except as set forth above and the Business Combination Agreement, any other transaction agreement executed or to be executed in connection therewith or as may occur as a result of the transactions contemplated hereby and thereby, there are no outstanding, and between the date hereof and the Closing, New PubCo will not issue, sell or cause to be outstanding any (a) shares, equity interests or voting securities of New PubCo, (b) securities of New PubCo convertible into or exchangeable for shares or other equity interests or voting securities of New PubCo, (c) options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether or not contingent, of New PubCo to subscribe for, purchase or acquire from any individual, entity or other person, and no obligation of New PubCo to issue, any ordinary shares of New PubCo, or any other equity interests or voting securities in New PubCo or any securities convertible into or exchangeable or exercisable for such shares or other equity interests or voting securities, (d) equity equivalents or other similar rights of or with respect to New PubCo, or (e) obligations of New PubCo to repurchase, redeem, or otherwise acquire any of the foregoing securities, shares, options, equity equivalents, interests or rights. There are no shareholder agreements, voting trusts or other agreements or understandings to which New PubCo is a party or by which it is bound relating to the voting of any securities of New PubCo, other than as contemplated by the Business Combination Agreement, or any other transaction agreement executed or to be executed in connection therewith or as may occur as a result of the transactions contemplated hereby and thereby. There are no securities or instruments issued by or to which New PubCo is a party containing anti-dilution or similar provisions that have not been waived or annulled that will be triggered by the issuance of the Shares that have not been or will not be validly waived on or prior to the closing of the Transactions.

2.3.5            Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a New PubCo Material Adverse Effect, as of the date hereof there is no (i) suit, claim, action, or proceeding before any governmental authority or arbitrator pending or, to the knowledge of New PubCo, threatened, or (ii) unsatisfied judgment or any open injunction of any governmental authority or arbitrator outstanding against New PubCo.

2.3.6            New PubCo is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a New PubCo Material Adverse Effect. As of the date hereof, New PubCo has not received any written communication from a governmental entity, exchange or self-regulatory organization that alleges that New PubCo is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a New PubCo Material Adverse Effect.

2.3.7            New PubCo is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by New PubCo of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings with the Commission, (ii) filings required by applicable state securities laws, (iii) filings required in accordance with Section 5, (iv) those required by the Nasdaq, (v) filings required to consummate the Transactions as provided under the Business Combination Agreement, and (vi) filings, the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a New PubCo Material Adverse Effect.

2.3.8            No broker, finder or other financial consultant has acted on behalf of New PubCo in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on Subscriber.

3.             Settlement Date and Delivery.

3.1           Closing. The closing of the Subscription contemplated hereby (the “Closing”) shall occur substantially concurrently with, but on the date of, and immediately prior to the First Effective Time, the consummation of the Transactions. Upon not less than four (4) business days’ written notice from (or on behalf of) the Company to the Subscriber (the “Closing Notice”) that the Company reasonably expects all conditions to the closing of the Transactions to be satisfied, the Subscriber shall deliver to the Company, at least two (2) business days prior to the closing date specified in the Closing Notice (the “Closing Date”), the Applicable Purchase Price by wire transfer of United States dollars in immediately available funds, to be held in escrow by the Company until the Closing, to the account specified by the Company in the Closing Notice against delivery by the Company to Subscriber of the Shares in book-entry form. In the event the Closing does not occur on the Closing Date, the Company shall promptly (but not later than two (2) business days thereafter) return the Applicable Purchase Price to the Subscriber.

3.2           Mutual Conditions to Closing. The parties’ obligations to effect the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the party entitled to the benefit thereof, on or prior to the Closing Date, of each of the following conditions:

3.2.1            No suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred and be continuing in effect as of the Closing.

3.2.2            There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting consummation of the transactions contemplated by this Subscription Agreement or the Transactions and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.

3.2.3            All specified waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated.

3.3           Conditions to Closing of the Company and New PubCo. The Company’s and New PubCo’s obligations to sell and issue the Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the Company and New PubCo, on or prior to the Closing Date, of each of the following conditions:

3.3.1            All representations and warranties of the Subscriber and New PubCo (with respect to the Company) and of the Subscriber and the Company (with respect to New PubCo) contained in this Subscription Agreement shall be true and correct in all material respects when made and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Subscriber of each of the representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions.

3.3.2            The Subscriber shall have performed, satisfied or complied in all material respects with all agreements and covenants required by this Subscription Agreement to be performed, satisfied or complied with by Subscriber at or prior to the Closing.

3.3.3            All conditions precedent to the consummation of the Transactions set forth in the Business Combination Agreement shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the Transactions, but subject to satisfaction of such conditions as of the consummation of the Transactions).

3.4           Conditions to Closing of the Subscriber. The Subscriber’s obligation to purchase the Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the Subscriber, on or prior to the Closing Date, of each of the following conditions:

3.4.1            All representations and warranties of the Company and New PubCo contained in this Subscription Agreement shall be true and correct in all material respects when made and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect or New PubCo Material Adverse Effect, which representations and warranties shall be true in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions.

3.4.2            The Company and New PubCo shall have performed, satisfied or complied in all material respects with all agreements and covenants required by this Subscription Agreement to be performed, satisfied or complied with by the Company and New PubCo at or prior to the Closing.

3.4.3            All conditions precedent to the consummation of the Transactions set forth in the Business Combination Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Business Combination Agreement (other than those conditions that (x) may only be satisfied at the consummation of the Transactions (including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement and the Other Subscription Agreements), but subject to satisfaction or waiver by such party of such conditions as of the consummation of the Transactions, or (y) will be satisfied by the Closing and the closing of the transactions contemplated by the Other Subscription Agreements).

3.4.4            No amendment, modification or waiver of the Business Combination Agreement (as the same exists on the date hereof as provided to the Subscriber) or any terms thereof shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Subscriber would reasonably expect to receive under this Subscription Agreement without having received the Subscriber’s prior written consent (not to be unreasonably withheld, conditioned or delayed); provided, that the foregoing condition shall not apply with respect to any amendment, modification or waiver of Section 9.1(h) of the Business Combination Agreement (or the effects thereof).

4.             Registration Rights.

4.1           New PubCo will use its commercially reasonable efforts to, within thirty (30) calendar days after the consummation of the Transactions (the “Filing Date”), submit or file with the Commission a registration statement (the “Registration Statement”) registering the resale of the Shares (which for purposes of this Section 4 shall refer to the number of New PubCo Class A Ordinary Shares to be received by the Subscriber by virtue of the SPAC Merger 1 in respect of Subscriber’s Shares purchased from the Company pursuant to this Agreement) acquired by Subscriber pursuant to this Subscription Agreement which are eligible for registration (determined as of two (2) Business Days prior to such submission or filing) (the “Registrable Securities”), and New PubCo shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the 90th calendar day following the filing date thereof if the Commission notifies the Company that it will “review” the Registration Statement and (b) the 10th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, further, that New PubCo’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing in writing to New PubCo such information as shall be reasonably requested by New PubCo to effect the registration of the Registrable Securities, and Subscriber shall execute such documents in connection with such registration as New PubCo may reasonably request that are customary of a selling stockholder in similar situations; provided, that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Securities. For purposes of clarification, any failure by New PubCo to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve New PubCo of its obligations to file or effect the Registration Statement as set forth above in this Section 4. For purposes of this Section 4, Registrable Securities shall include, as of any date of determination, the Shares and any other equity security of New PubCo issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission. Notwithstanding the foregoing, if the Commission prevents New PubCo from including any or all of the Shares proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, (i) such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the Commission and (ii) the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders; and as promptly as practicable after being permitted to register additional Shares under Rule 415 under the Securities Act, New PubCo shall amend the Registration Statement or file a new Registration Statement to register such Shares not included in the initial Registration Statement and shall use commercially reasonable efforts to have such amendment or Registration Statement to become effective as promptly as practicable.

4.2           At its expense, New PubCo shall:

4.2.1            except for such times as New PubCo is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which New PubCo determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earliest of the following: (i) Subscriber ceases to hold any Registrable Securities, (ii) the date all Registrable Securities held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for New PubCo to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) two (2) years from the date of effectiveness of the Registration Statement. The period of time during which New PubCo is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

4.2.2            during the Registration Period, use its best efforts to advise Subscriber as promptly as practicable:

(a)               when a Registration Statement or any post-effective amendment thereto has become effective;

(b)               after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(c)               of the receipt by New PubCo of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(d)               subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, New PubCo shall not, when so advising Subscriber of such events described in Section 4.2.2 above, provide Subscriber with any material, nonpublic information regarding New PubCo other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (a) through (d) above constitutes material, nonpublic information regarding New PubCo;

4.2.3            during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

4.2.4            during the Registration Period, upon the occurrence of any event contemplated in Section 4.2.2(d), except for such times as New PubCo is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, New PubCo shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

4.2.5            during the Registration Period, use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which New PubCo’s ordinary shares are then listed.

4.3           Notwithstanding anything to the contrary in this Subscription Agreement, New PubCo shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof (i)  as New PubCo may determine to be necessary in connection with (a) the preparation and filing of a post-effective amendment to the Registration Statement following the filing of New PubCo’s Annual Report on Form 20-F or (b) in order for the Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, or (ii) if the filing, effectiveness or continued use of any Registration Statement would require New PubCo to make any public disclosure of material non-public information, which disclosure, in the good faith determination of the board of directors of New PubCo, after consultation with counsel to New PubCo (a) would not be required to be made at such time if the Registration Statement were not being filed, (b) New PubCo has a bona fide business purpose for not making such information public, or (c) would be seriously detrimental to New PubCo and the majority of New PubCo’s board of directors conclude as a result that it is essential to defer such filing or (iii) if such delay or suspension arises out of, or is a result of, or is related to any statement or communication that relates to changes to historical accounting policies of New PubCo in connection with any order, directive, guideline, comment or recommendation from the Commission that is applicable to New PubCo or other accounting matters, or any related disclosure or other matters (each such circumstance, a “Suspension Event”); provided, however, that New PubCo may not delay or suspend the Registration Statement on more than three (3) occasions or for more than ninety (90) consecutive calendar days, or more than one hundred twenty (120) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from New PubCo of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which New PubCo agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by New PubCo that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by New PubCo except as required by law. If so directed by New PubCo, Subscriber will deliver to New PubCo or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

4.4           The parties agree that:

4.4.1            New PubCo shall indemnify and hold harmless, to the extent permitted by law, Subscriber (to the extent a seller under the Registration Statement), its officers, directors, agents and each person who controls such Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities and reasonable and documented out-of-pocket costs and expenses (including, without limitation, any reasonable and documented outside attorneys’ fees of one (1) law firm) (collectively, “Losses”), that arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement (or incorporated by reference therein), prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to New PubCo by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information; provided, however, that the indemnification contained in this Section 4.4 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of New PubCo (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall New PubCo be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by Subscriber, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by New PubCo in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by New PubCo, or (D) in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 4.3 hereof. New PubCo shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4.4.1 of which New PubCo is aware.

4.4.2            In connection with any Registration Statement in which the Subscriber is participating, the Subscriber shall furnish (or cause to be furnished) to New PubCo in writing such information as New PubCo reasonably requests for use in connection with any such Registration Statement or prospectus, and Subscriber agrees, severally and not jointly with any person that is a party to the other Subscription Agreements, to indemnify and hold harmless, to the extent permitted by law, New PubCo, its directors, officers, agents and each person who controls New PubCo (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) against any and all Losses that arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of such Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 4.4 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary herein, in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

4.4.3            Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.4.4            The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement.

5.             Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement or (iii) on the Outside Date (as defined in the Business Combination Agreement); provided, that, subject to the limitations set forth in Section 8, nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify the Subscriber of the termination of the Business Combination Agreement reasonably promptly after the termination of such agreement.

6.              Miscellaneous.

6.1            Further Assurances; Reliance; Additional Information.

6.1.1            Each of the Subscriber and the Company shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Subscription Agreement on the terms and conditions described herein.

6.1.2            The Subscriber acknowledges that the Company, New PubCo, Lavoro and others (including the Placement Agent) will rely on the acknowledgments, understandings, agreements, representations and warranties made by the Subscriber contained in this Subscription Agreement. Prior to the Closing, the Subscriber agrees to promptly notify the Company and Lavoro if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects. Each of the Subscriber, the Company, New PubCo, Lavoro and the Placement Agent is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.1.3            The Company may request from the Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of the Subscriber to acquire the Shares, and the Subscriber shall provide such information as may be reasonably requested, in each case to the extent within the Subscriber’s possession and control or otherwise readily available to the Subscriber; provided that the Company and New PubCo agree to keep confidential any such information provided by Subscriber, except as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request. Subscriber acknowledges that the Company and New PubCo may file a copy of this Subscription Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of the Company and New PubCo.

6.2           Expenses. Each of the parties hereto shall pay all of its own respective expenses in connection with this Subscription Agreement and the transactions contemplated herein (it being understood that all expenses related to the Registration Statement are for the account of New PubCo to the extent provided in Section 4).

6.3           Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)             if to the Subscriber, to such address or addresses set forth on the signature page hereto;

(ii)            if to the Company, to:

TPB Acquisition Corp I

1 Letterman Drive

Suite A3-1

San Francisco, CA 94129

Attention: David Friedberg

Email:     [***]

[***]

with a required copy (which copy shall not constitute notice) to:

Cooley LLP

3 Embarcadero Center, 20th Floor

San Francisco, CA 94111

Attention: Rachel Proffitt, Peter Byrne, Kristin VanderPas

Email:     [***]

[***]

[***]

(iii)           if to New PubCo, to:

Lavoro Limited
Av. Dr. Cardoso de Melo, 1450, 5th floor, office 501
São Paulo—SP, 04548-005, Brazil
Attention: Laurence Beltrão Gomes
Email: [***]

with a required copy (which copy shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Manuel Garciadiaz
Email: [***]

6.4           Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

6.5           Modifications and Amendments. This Subscription Agreement may not be amended, modified or supplemented except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification or supplement is sought (and in those cases where the New PubCo’s consent is required, also signed by Lavoro).

6.6           Waivers and Consents. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Subscription Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.7           Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Subscriber’s rights to purchase the Shares) may be transferred or assigned without the prior written consent of the Company and New PubCo; provided that Subscriber’s rights and obligations hereunder may be assigned to (i) any affiliate or manager, as applicable of the Subscriber, (ii) one or more funds or accounts managed by the same investment manager as Subscriber, without the prior consent of the Company and New PubCo, or (iii) to any person approved in writing by New PubCo and the Company (such approval not to be unreasonably withheld or delayed) in connection with any syndication or similar arrangement by the Subscriber, provided that such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment; provided further that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager as Subscriber.

6.8           Benefit. This Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as provided in the last sentence of this Section 6.8 or as otherwise provided herein, this Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

6.9           Governing Law. This Subscription Agreement, and any action, suit, dispute, controversy or claim arising out of this Agreement and the consummation of the Transactions, or the validity, interpretation, breach or termination of this Agreement and the consummation of the Transactions, shall be governed by and construed in accordance with the internal law of the Cayman Islands regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

6.10         Consent to Jurisdiction; Waiver of Jury Trial. Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the federal courts of the United States of America or the courts of the State of New York, in each case located in the City of New York and the County of New York, in each case in connection with any matter based upon or arising out of this Agreement, the other Transaction Agreements and the consummation of the Transactions, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each Party and any Person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (i) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (ii) such Legal Proceeding may not be brought or is not maintainable in such court; (iii) such Person’s property is exempt or immune from execution; (iv) such Legal Proceeding is brought in an inconvenient forum; or (v) the venue of such Legal Proceeding is improper. Each Party and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by New York law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.3. Notwithstanding the foregoing in this Section 6.9, any Party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENT WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT, EACH OTHER TRANSACTION AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NON-COMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

6.11         Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

6.12         No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.13         Specific Performance. The parties hereto agree that each of the parties would suffer irreparable damage if this Subscription Agreement was not performed or the Closing is not consummated in accordance with its specific terms, or this Subscription Agreement was otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that each of the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 6.9, this being in addition to any other remedy to which any party hereto is entitled at law, in equity, in contract, in tort or otherwise, including money damages.  The right to specific enforcement shall include the right of the Company and New PubCo to cause the Subscriber to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 6.13 is unenforceable, invalid, contrary to applicable law or inequitable for any reason, and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. The parties acknowledge and agree that this Section 6.13 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

6.14         Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby shall survive the Closing until the expiration of any statute of limitations pursuant to applicable law or in accordance with their respective terms, if a shorter period. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereto as set forth herein shall survive the consummation of the Transactions and remain in full force and effect.

6.15         No Broker or Finder. Except with respect to the Placement Agent (which has been engaged by the Company in connection with this Subscription), each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the other party hereto. Each of the parties hereto agrees to indemnify and save the other party hereto harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.16         Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.17         Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.18         Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.19         Mutual Drafting. This Subscription Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

7.             Disclosure. The Subscriber hereby acknowledges that the terms of this Subscription Agreement will be disclosed by the Company in a Current Report on Form 8-K filed with the Commission on or after the date hereof and a form of this Subscription Agreement will be filed with the Commission as an exhibit thereto.

8.             Trust Account Waiver. The Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated August 10, 2021 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public shareholders and the underwriters of the Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company, New PubCo and the Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

TPB ACQUISITION CORPORATION I

By:
Name:	David Friedberg
Title:	Chief Executive Officer

[Signature Page to Subscription Agreement]

LAVORO LIMITED

By:
Name:	Daniel Fisberg
Title:	Director

By:
Name:	Peter Estermann
Title:	Director

[Signature Page to Subscription Agreement]

SUBSCRIBER:

Signature of the Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:

Date:

Name of the Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered
(if different from the name of the Subscriber listed directly above):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

The Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Shares issued in the Subscription:

Applicable Purchase Price: $ .

You must pay the Applicable Purchase Price by wire transfer of U.S. dollars in immediately available funds, to be held in escrow until the Closing, to the account specified by the Company in the Closing Notice.

[Signature Page to Subscription Agreement]

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

2.	☐ We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	ACCREDITED INVESTOR STATUS (Please check the box if applicable):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box) SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by the Subscriber
and constitutes a part of the Subscription Agreement.

Rule 501(a), in relevant part, states that an institutional “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an institutional “accredited investor.”

☐	Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	Any corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

☐	Any director, executive officer, or general partner of the Issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that Issuer;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D;

☐	Any entity in which all of the equity owners are “accredited investors”;

☐	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status, such as a General Securities Representative license (Series 7), a Private Securities Offerings Representative license (Series 82) and an Investment Adviser Representative license (Series 65);

☐	Any “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 which was not formed for the purpose of investing in the Issuer, has assets under management in excess of $5,000,000 and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office, whose prospective investment in the Issuer is directed by such family office, and such family office is one (i) with assets under management in excess of $5,000,000, (ii) that was not formed for the specific purpose of investing in the Issuer, and (iii) whose prospective investment in the Issuer is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of such prospective investment.